UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2006

FIRST ADVANTAGE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31666	61-1437565
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Progress Plaza, Suite 2400

St. Petersburg, Florida 33701

(Address of principal executive offices)

(727) 214-3411

(Registrant’s telephone number)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered shares of equity securities

On March 23, 2006, First Advantage Corporation (the “Company”) issued 1,650,455 shares of its Class B common stock to FADV Holdings LLC, a subsidiary of The First American Corporation (“First American”). The issuance of the Class B common stock was in accordance with the Master Transfer agreement with First American for the purchase of its Credit Information Group (“CIG”), which included the purchase of First American’s minority interest in DealerTrack Holdings, Inc. (“DealerTrack”). The Master Transfer agreement required the Company to issue additional shares of Class B common stock to First American in the event that Dealertrack consummated an initial public offering of its stock before the second anniversary of the closing of the CIG acquisition and the value of the minority interest in DealerTrack exceeded $50 million. The initial public offering was completed by DealerTrack on December 16, 2005. The Master Transfer agreement required the Company to issue the number of shares equal to the quotient of (x) 50% of the amount by which the value of the DealerTrack interest exceeds $50 million (based on the average closing price per share of DealerTrack’s stock over the 60 business day period beginning on the fifth business day after the completion of its initial public offering), divided by (y) $20.50.

In issuing these shares, the Company relied on exemptions from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated pursuant to the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date: March 23, 2006	By	/s/ John Lamson
	Name	John Lamson
	Title	Executive Vice President and Chief Financial Officer